SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                                   February 11, 1998


                                    GPU, Inc.
                                    ---------
               (Exact name of registrant as specified in charter)


  Pennsylvania               1-6047                13-5516989
  ------------               ------                ----------

(State or other            (Commission             (IRS employer
 jurisdiction of           file number)            identification no.)
 incorporation)




              300 Madison Avenue, Morristown, New Jersey 07962-1911
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (973) 455-8200
       ------------------------------------------------------------------

ITEM 5.           OTHER EVENTS
                  ------------

                  The Company on  February 6, 1998,  had  announced  that,  in a

February  4,  1998,  oral  decision,  the New Jersey  Board of Public  Utilities

("NJBPU")  upheld an  interim  ruling by the  Administrative  Law Judge  hearing

Jersey  Central  Power  & Light  Company's  ("JCP&L")  stranded  cost  and  rate unbundling cases. That decision  apparently would deny JCP&L's request to update its cost levels from 1992 in order to recover an estimated $150 million annually of  distribution  related  charges as  inconsistent  with the New Jersey  Energy

Master Plan.  The NJBPU stated in its oral decision,  however,  that JCP&L could seek recovery of these amounts in a separate base rate proceeding.

                  On February 11, 1998,  the NJBPU issued a written order (dated

February 9, 1998)  memorializing  and clarifying its February 4th action. In its written order, the NJBPU substantially  affirmed the ALJ's ruling, but clarified that  (1)  JCP&L  could  update  its  1992  cost of  service  study  to  reflect adjustments  consistent with the NJBPU approved "Global Settlement" which, among other things, recognized certain increased expense levels and reductions to base rates and (2) all of the updated  post-1992 cost information JCP&L had submitted in the  proceeding  should  remain in the record which the NJBPU will utilize in establishing a reasonable level of rates going forward.

                  The NJBPU  emphasized  in its order that,  although the Energy

Master Plan directs that unbundled rates be "revenue  neutral",  the final rates implemented upon retail competition "will be lower than the current bundled rates". This directive has been recognized in

JCP&L's initial restructuring filing which proposed revenue reductions totalling approximately  $185  million  annually.  The NJBPU went on to state that  "after receipt of . . . the Initial  Decisions from the ALJ's,  the [NJBPU] will render final  and  comprehensive  decisions  on the  precise  level of  aggregate  rate reductions  required . . . in order to establish a reasonable level of rates and to establish a reasonable level for each component thereof, going forward, which accomplish the primary goals of electric  restructuring to introduce competition and lower  electricity  costs for  consumers."  Moreover,  the NJBPU stated that after the ALJ had issued an Initial Decision,  it will allow the parties to make additional arguments regarding the need to reflect updated cost information, and would  "reserve  judgment  at this  time on the need for  additional  testimony,

hearing and briefs with respect to this data."

                  JCP&L is not able to predict the outcome of this matter.

                                    SIGNATURE
                                    ---------

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF

1934,  THE  REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY

THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                             GPU, INC.


                                             By:______________________________
                                                T.G. Howson, Vice President
                                                and Treasurer


Date:  February 11, 1998